EXHIBIT 32.2

          The following certification is provided by the undersigned Senior Executive Vice President and Principal Financial and Accounting Officer of Centrue Financial Corporation on the basis of such officer’s knowledge and belief for the sole purpose of complying with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

CERTIFICATION

          In connection with the Quarterly Report of Centrue Financial Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on May 08, 2009 (the “Report”), I, Kurt R. Stevenson, Senior Executive Vice President and Principal Financial and Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kurt R. Stevenson

Name:	Kurt R. Stevenson
Title:	Senior Executive Vice President and
Principal Financial and Accounting Officer
Date:	May 08, 2009